UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): March 30, 2007

Alternative Loan Trust 2007-11T1
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-131630-98

CWALT, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-131630

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada
Calabasas, California	91302
Address of Principal	((Zip Code)
Executive Offices of the depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8                      Other Events

Item 8.01                      Other Events.

On March 30, 2007, CWALT, Inc. entered into a Pooling and Servicing Agreement dated as of March 1, 2007, among the Company, as depositor, Countrywide Home Loans, Inc. (“CHL”), as a seller, Park Granada LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee, providing for the issuance of the Company’s Mortgage Pass-Through Certificates, Series 2007-11T1.

On March 26, 2007, CHL obtained a mortgage insurance policy issued by Radian Guaranty, Inc. covering certain of the Mortgage Loans.  The mortgage insurance policy and the related commitment letter (collectively, the “Radian Insurance Policy”) are annexed hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c)  Shell Company Transactions.

(d) Exhibits.

Exhibit No.	Description

99.1	The Radian Insurance Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                CWALT, INC.

                By: /s/ Darren Bigby
                Darren Bigby
                Vice President

Dated:  October 25, 2007

Exhibit Index

Exhibit

99.1	The Radian Insurance Policy.

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